Exhibit 99.1

B&G Foods Announces Credit Agreement Amendment

— Provides Update Regarding Repurchases of 5.25% Senior Notes due 2027 —

PARSIPPANY, N.J., July 1, 2025 — B&G Foods, Inc. (NYSE: BGS) announced today that it has completed an amendment to its senior secured credit facility. The amendment temporarily increases the maximum consolidated leverage ratio permitted under its revolving credit facility, decreases the size of its revolving credit facility and modifies certain other terms and conditions.

B&G Foods’ maximum consolidated leverage ratio (defined as the ratio, determined on a pro forma basis, of consolidated net debt, as of the last day of any period of four consecutive fiscal quarters to adjusted EBITDA (as defined in the credit agreement) before share-based compensation for such period), will increase from 7.00 to 1.00 to 7.50 to 1.00 for the quarter ending June 28, 2025 through the quarter ending October 3, 2026 and then the maximum consolidated leverage ratio will decrease to 7.25 to 1.00 for the quarter ending January 2, 2027 before returning to 7.00 to 1.00 for the quarters ending April 3, 2027 and thereafter.

The size of B&G Foods’ revolving credit facility will decrease from $475.0 million to $430.0 million. In addition, for so long as the revolving credit facility is outstanding, the available amount (as defined in the credit agreement) of B&G Foods’ cash that may be used for restricted debt payments and investments will be further restricted to a maximum consolidated leverage ratio of less than or equal to 7.00 to 1.00 after giving effect to such repayment or investment (measured on the date of irrevocable redemption notice so long as payment is made within 90 days) and for restricted payments, including dividends, to a maximum consolidated leverage ratio of less than or equal to 7.25 to 1.00 after giving effect to the restricted payment (measured on the dividend declaration date so long as payment is made within 90 days).

As of June 28, 2025, the last day of B&G Foods’ second quarter of 2025, $235.0 million aggregate principal amount of revolving credit loans remained outstanding.

B&G Foods also announced that during the second quarter of 2025, B&G Foods has repurchased $20.7 million aggregate principal amount of B&G Foods’ 5.25% senior notes due 2027 in open market purchases at an average discounted repurchase price of 89.98% of such principal amount plus accrued and unpaid interest. As of June 28, 2025, $529.3 million aggregate principal amount of the 5.25% senior notes due 2027 remained outstanding.

“We believe that temporarily increasing our maximum consolidated leverage ratio is a prudent measure given the current difficult consumer environment in the packaged foods industry, our working capital needs and tariff uncertainty. As evidenced by our recently announced divestiture of the Don Pepino and Sclafani brands and our repurchases of senior notes due 2027, we continue our efforts to reshape our portfolio through the divestiture of non-core brands and reduce long-term debt. We are also committed to reducing costs,” explained Bruce C. Wacha, Executive Vice President of Finance and Chief Financial Officer of B&G Foods.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to our efforts to reshape our portfolio through the divestiture of non-core brands, reduce costs and reduce long-term debt. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: B&G Foods’ substantial leverage, which may impact B&G Foods’ ability, among other things, to fund capital expenditures, working capital needs, dividend payments and acquisitions, and to obtain refinancing or additional financing; B&G Foods’ ability to comply with the ratios or tests under its long-term debt agreements, including the maximum consolidated leverage ratio and minimum consolidated interest coverage ratio under its credit agreement, which may be affected not only by B&G Foods’ operating performance but also by events beyond B&G Foods’ control, including prevailing economic, financial and industry conditions; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on B&G Foods’ procurement, sales and operations (including recent U.S. tariffs imposed or threatened to be imposed on China, Canada and Mexico and other countries and retaliatory actions taken or threatened to be taken by such countries); the effects of rising costs for and/or decreases in supply of B&G Foods’ commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; B&G Foods’ ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for B&G Foods’ products and local economic and market conditions; B&G Foods’ continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of B&G Foods and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, may have on B&G Foods’ business, including among other things, B&G Foods’ supply chain, manufacturing operations or workforce and customer and consumer demand for B&G Foods’ products; B&G Foods’ ability to recruit and retain senior management and a highly skilled and diverse workforce at B&G Foods’ corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the possible expansion of B&G Foods’ business through acquisitions or reduction in size through divestitures; B&G Foods’ possible inability to successfully complete divestitures of non-core businesses to sharpen its focus, improve margins, reduce costs and reduce its long-term debt, and, if completed, B&G Foods’ possible inability to achieve the expected margin improvements, cost savings and debt reduction; B&G Foods’ possible inability to identify new acquisitions or to integrate recent or future acquisitions or B&G Foods’ failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; B&G Foods’ ability to successfully complete the integration of recent or future acquisitions into B&G Foods’ enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, the Inflation Reduction Act, the U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and any future tax reform or legislation; B&G Foods’ ability to access the credit markets and B&G Foods’ borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of B&G Foods’ competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; future impairments of B&G Foods’ goodwill, other intangible assets, and tangible assets, such as property, plant, equipment or inventory, which impairments may be triggered if operating results for any of B&G Foods’ brands deteriorate at rates in excess of its current projections, B&G Foods’ market capitalization declines or discount rates change, even if due to macroeconomic factors, or may be triggered by divestitures if divestiture proceeds are less than the book value of the assets being divested; B&G Foods’ ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; B&G Foods’ ability to successfully implement B&G Foods’ sustainability initiatives and achieve B&G Foods’ sustainability goals, and changes to environmental laws and regulations; B&G Foods’ ability to successfully adopt and utilize new technologies, such as artificial intelligence, including machine learning and generative artificial intelligence; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of B&G Foods’ customers’ inventories and credit and other business risks related to B&G Foods’ customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of B&G Foods’ third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt B&G Foods’ supply of raw materials or certain finished goods products or injure B&G Foods’ reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Anna Kate Heller	Matt Lindberg
bgfoodsIR@icrinc.com	203.682.8214